Exhibit 99.1

December 7, 2007

David Savage
2007 Santa Fe Avenue
Del Mar, California 92014

Dear David:

Ultra Clean Technology (or the “Company”) is pleased to offer you the regular, full time position of President and Chief Operating Officer, reporting to our Chief Executive Officer. Your start date will be determined once you accept our offer.  This position will be at our corporate offices currently located in Menlo Park, California.  If you accept our offer of employment, your compensation during your employment will be as follows:

Base Salary.  You will be paid at the annual base rate of $325,000, payable bi-weekly in accordance with our regular payroll practices and in accordance with all applicable state and federal laws.

Management Bonus. You will be eligible for the management bonus plan which includes a target payout of 60% of your base salary on an annualized basis. The payout will be based upon performance factors determined by the Board of Directors.

Stock Options.  You will be eligible to receive a non-qualified option to purchase 50,000 shares of Ultra Clean Holdings, Inc. common stock, subject to the terms and conditions of our Stock Incentive Plan (including the standard vesting schedule).

Restricted Stock Units.  You will be eligible for an award of 50,000 restricted stock units of Ultra Clean Holdings, Inc., with 1/3 of the award vesting upon the second anniversary of the date of the grant, an additional 1/3 vesting upon the third anniversary of the date of the grant and the last 1/3 vesting upon the fourth anniversary of the date of the grant, subject to the terms and conditions of our Stock Incentive Plan.

Temporary Housing and Relocation Costs.  We will provide you temporary housing through October 1, 2008.  You will be eligible to receive reimbursement for the reasonable expenses of the relocation of your family in 2008 up to $200,000, as well as a tax gross-up for reasonable taxable relocation expenses.

David Savage

Other Benefits.  As a regular employee working at least thirty (30) hours per week, you will be eligible to participate in our group medical, dental, and vision plans starting the first of the month following your date of hire.  You are also eligible for coverage under our life, short and long term disability plans, also starting the first of the month following your date of hire.  You will be eligible to elect participation in our 401K Plan the first of the month following completion of ninety (90) days of continuous employment. Additionally, you will be eligible to participate in our Employee Stock Purchase and Flexible Spending Account plans as per the terms and conditions of each of these plans.

Certain Termination Benefits.  If your employment with the Company is terminated by the Company without Cause (as defined in Exhibit A) or you resign within 6 months after a Change of Control (as defined in Exhibit A) with Good Reason (as defined in Exhibit A), you shall be eligible for the following benefits (in lieu of any other severance or notice period), subject to you signing and not revoking a release of claims in a form reasonably acceptable to the Company:

•	An amount equal to 12 months of base salary which shall be paid no later than March 15 of the year following your termination;
•	Your earned but unpaid bonus, if any, which shall be paid not later than March 15 of the year following your termination;
•
Continuation of the same medical and dental benefits for you and your dependents at the same cost to you as immediately prior to your termination until the earlier of (i) the date that is 12 months after your termination and (ii) the date you are covered by comparable programs of a subsequent employer;

•	The portion of any stock options and restricted stock units which would have become vested within 12 months following your termination shall become vested on your date of termination.

Employment at Ultra Clean Technology is ‘at will’ meaning either you or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice.  Ultra Clean Technology will employ you on an ‘at will’ basis and apply to you the same policies and procedures applicable to all its employees.

Except for the Chief Executive Officer, no manager, supervisor, or other representative of Ultra Clean Technology has the authority to agree on behalf of the Company to employ any employee for any specified period of time, or to employ any employee on other than an ‘at will’ basis.  Any agreement to employ any employee for a specified period of time or on other than an ‘at will’ basis is effective only if the agreement is signed by the Chief Executive Officer.

Enclosed is a copy of our Non-Disclosure and Confidentiality Agreement for your review and signature. Employees of the Company work with and/or develop information for the Company’s benefit that is considered confidential in nature.  As a result, the Company requires employees to agree not to use or disclose any such confidential information for the benefit of anyone or any entity other than the Company.  By signing this agreement, you agree to keep confidential any and all information about the Company.

David Savage

Although we do not anticipate that any disputes will arise concerning your employment, the Company wishes to resolve any dispute that might arise in a fair and efficient manner.  With this in mind, the Company requires employees to resolve any disputes that may arise with the Company through binding arbitration.  Disputes subject to resolution through arbitration include, but are not limited to, those concerning employment with the Company, the termination of one’s employment with the Company, compensation or benefits, and the violation of any applicable laws.  Arbitration shall be conducted pursuant to the rules of Judicial Arbitration and Mediation Services (JAMS) and the arbitrator shall be selected from a list of neutral arbitrators provided by JAMS in accordance with its rules.

Arbitration shall be the exclusive means through which you or the Company may seek relief in connection with a dispute, except that either party may seek interim equitable relief from a court in connection with a dispute concerning unfair competition or the misappropriation of trade secrets.

This offer of employment is contingent upon your ability to present proof of your eligibility to work in the United States within three (3) working days of your first day of work. This offer of employment is also contingent upon your successful completion of a pre-employment background screening and pre-employment drug test.

Please sign and date this offer of employment and return a copy to me no later than Monday, December 10, 2007 together with the signed original of the Confidentiality and Non-Disclosure Agreement.

Please feel free to contact me at 650-463-4743 with any questions you may have.
We look forward to having you join Ultra Clean Technology!

Sincerely,

/s/ Linda Greco

Linda Greco
Director, Human Resources
Ultra Clean Technology

I accept this offer of employment as stated above.

/s/ David Savage	December 9, 2007
David Savage	Date

David Savage

EXHIBIT A
DEFINITIONS

“Cause” means the occurrence of any one or more of the following: (i) your failure, refusal or willful neglect to perform the services required by your employment, (ii) the Company forming a good faith belief that you have engaged in fraudulent conduct in connection with the business of the Company or you’ve committed a felony, (iii) your breach of any of the covenants in our Non-Disclosure and Confidentiality Agreement, or (iv) the Company forming a good faith belief that you have committed an act of misconduct, violated the Company’s anti-discrimination policies prohibiting discrimination or harassment on the grounds of race, sex, age or any other legally prohibited basis, or otherwise have caused material harm to the Company’s reputation or goodwill.

“Change of Control” means the occurrence of any one or more of the following: (i) the consummation of a merger or consolidation of the Company with or into any other entity (other than with any entity or group in which you have not less than a 5% beneficial interest) pursuant to which the holders of outstanding equity of the Company immediately prior to such merger or consolidation hold directly or indirectly 50% or less of the voting power of the equity securities of the surviving entity, (ii) the sale or other disposition of all or substantially all of the Company’s assets (other than to any entity or group in which you have not less than a 5% beneficial interest), or (iii) any acquisition by any person or persons (other than the direct and indirect holders of outstanding equity of the Company immediately after the hire date and other than any entity or group in which you have not less than a 5% beneficial interest) of the beneficial ownership of more than 50% of the voting power of the Company’s equity securities in a single transaction or series of related transactions, provided, however, that an underwritten public offering of the Company’s securities shall not be considered a Change in Control, and provided, further, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who directly or indirectly held the Company’s securities immediately before such transaction.

“Good Reason” means the occurrence of any of the following without your written consent: (i) a significant reduction in your duties and responsibilities immediately prior to the Change of Control, (ii) a material reduction by the Company of your base salary (other than in connection with an action affecting a majority of the executive officers of the Company), or (iii) any relocation of your office to a location more than 60 miles from its location immediately prior to the Change of Control, provided, however, that no act or failure to act by the Company shall give rise to Good Reason unless (A) you notify the Company in writing of the circumstances you believe constitute Good Reason hereunder within 30 days after you acquire knowledge of such circumstances and (B) the Company has failed to cure or remedy such circumstances within 30 days of written notice by you to the Company.